SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)     April 14, 1994

                             TRITON ENERGY CORPORATION

             (Exact name of registrant as specified in its charter)

             Texas                  1-7864                 75-1151855
        (State or other             (Commission File       (IRS Employer
        jurisdiction of             Number)                Identification No.)
        incorporation)



       Registrant's telephone number, including area code (214) 691-5200


                                  N/A
         (Former name or former address, if changed since last report)



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Item 5.  Other Events.


	As reflected in the press release filed herewith as Exhibit 99.1, on April 14, 1994 the Compensation Committee of the Board of Directors of Triton Energy Corporations (the "Company") approved the sale to a group of senior officers of $6.3 aggregate principal amount of convertible subordinated debentures pursuant to the Company's Amended and Restated 1986 Convertible Debenture Plan. The debentures are convertible into an aggregate of approximately 250,000 shares of common stock of the Company at a price of $25.125 per share (the closing price on the NYSE on April 13, 1994).

	The consideration for the debentures consists of personal promissory notes from the purchasers.


Item 7.  Financial Statements and Exhibits.

		Exhibit No. 			                    Description

		 99.1                    Press release dated  April 15, 1994

                             SIGNATURES



	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    						TRITON ENERGY CORPORATION



Date: April 19, 1994		  		By: ___/s/ Robert B. Holland,III_______________
                   							Robert B. Holland, III, Senior Vice
                   							President and General Counsel

                           EXHIBIT INDEX



Exhibit Number			         Document Description

  99.1	               Press release dated April 15, 1994

Exhibit  99.1
Press Release dated April 15, 1994


                  TRITON OFFICERS  PURCHASE DEBENTURES
                    CONVERTIBLE INTO COMMON STOCK



DALLAS--April 15, 1994--Triton Energy Corporation (NYSE: OIL) today announced that a group of senior officers purchased $6.3 million aggregate principal amount of debentures that are convertible into shares of Triton's common stock through the company's 1986 Convertible Debenture Plan. The purchasers included Thomas G. Finck, president and CEO; John P. Tatum, executive vice president; Nick De'Ath, senior vice president, exploration; Robert B. Holland, senior vice president and general counsel; Peter Rugg, senior vice president and chief financial officer; and Al Turner, senior vice president, operations.

"This commitment of personal financial resources by senior management reflects our strong faith in the company's future and the upside potential of its stock," according to Finck.

The debentures are convertible into 250,000 shares of common stock at the market price on the date of purchase.

Triton Energy, based in Dallas, is an international independent oil and gas exploration and development company with ongoing oil and gas operations in numerous countries around the world.



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          Contacts: W. Greg Dunlevy or Linda Covington (214)691-5200